                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Giant Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     3)  Filing Party:

        ------------------------------------------------------------------------

     4)  Date Filed:

        ------------------------------------------------------------------------

                                                                            LOGO

GIANT INDUSTRIES, INC.
23733 NORTH SCOTTSDALE ROAD
SCOTTSDALE, ARIZONA 85255

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Giant Industries, Inc.:

     The Annual Meeting of Stockholders of Giant Industries, Inc. (the "Company") will be held at the corporate headquarters of the Company located at 23733 North Scottsdale Road, Scottsdale, Arizona 85255, on Thursday, May 11, 2000, at 10:00 a.m., for the following purposes:

     1. To elect one director to Class II of the Board of Directors in accordance with Article FIFTH of the Restated Certificate of Incorporation;

     2. To consider and act upon a proposal to ratify the appointment by the Board of Directors of Deloitte & Touche LLP as independent auditors for the Company and its subsidiaries for the year ending December 31, 2000; and

     3. To transact such other business as may properly be brought before the meeting or any postponement or adjournment thereof.

     Only holders of record of the Company's Common Stock at the close of business on March 17, 2000, will be entitled to notice of, and to vote at, such meeting. A list of stockholders entitled to vote at the meeting will be open for inspection at the Company's corporate headquarters for any purpose germane to the meeting during ordinary business hours for 10 days prior to the date of the meeting.

     Your attention is directed to the accompanying Proxy Statement. It is important that your shares be represented and voted whether or not you expect to attend the meeting in person. Therefore, please date, sign and complete the enclosed proxy and return it without delay in the enclosed envelope, which requires no postage stamp if mailed in the United States.

                                          By Order of the Board of Directors

                                          /s/ James E. Acridge
                                          James E. Acridge
                                          Chairman of the Board of Directors

Scottsdale, Arizona
March 29, 2000

                             GIANT INDUSTRIES, INC.
                          23733 NORTH SCOTTSDALE ROAD
                           SCOTTSDALE, ARIZONA 85255

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Giant Industries, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 11, 2000, at 10:00 a.m., or at any postponement or adjournment thereof. The Annual Meeting will be held at the corporate headquarters of the Company located at 23733 North Scottsdale Road, Scottsdale, Arizona 85255.

     This Proxy Statement and the accompanying form of proxy are being first mailed to stockholders on or about March 30, 2000. The stockholder giving the proxy may revoke it at any time before it is exercised at the meeting by: (a) delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy, (b) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares, or
(c) attending the meeting and voting in person (attendance at the meeting will not in and of itself constitute revocation of a proxy). Any proxy that is not revoked will be voted at the Annual Meeting in accordance with the stockholder's instructions. If you return a properly signed and dated proxy card but do not mark any choices on one or more items, your shares will be voted in accordance with the recommendations of the Board of Directors as to such items. The proxy card gives authority to the proxies to vote your shares in their discretion on any other matter properly presented at the Annual Meeting.

     Only holders (the "Stockholders") of the Company's common stock, par value $0.01 per share (the "Common Stock"), at the close of business on March 17, 2000 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. On the Record Date there were 9,147,574 shares of Common Stock outstanding and 256 record holders of the Company's Common Stock. Each share of Common Stock is entitled to one vote on each matter to be considered at the Annual Meeting. An affirmative vote of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is required for the election of directors, and an affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting is required for approval of all other items being submitted to the Stockholders for their consideration. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will have the effect of a negative vote. Abstentions may be specified on all proposals except the election of directors. Abstentions are included in the determination of the number of shares represented for a quorum. Abstentions will have the effect of a negative vote on a proposal. Broker non-votes are not counted for purposes of determining whether a quorum is present or whether a proposal has been approved. Proxies will be tabulated by the Company's transfer agent. The Company shall, in advance of the Annual Meeting, appoint one or more Inspectors of Election to count all votes and ballots at the Annual Meeting and make a written report thereof.

     Proxies will be solicited from the Company's Stockholders by mail. The cost of solicitation of proxies by the Board will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, executive officers and employees of the Company personally, by telephone, or by mail. Forms of proxy material also may be distributed through brokers, custodians and other like parties to the beneficial owners of the Company's Common Stock, and the Company may reimburse such parties for their reasonable out-of-pocket and clerical expenses incurred in connection therewith.

     The Annual Report of the Company for the year ended December 31, 1999, is being mailed to Stockholders with this Proxy Statement.

                             ELECTION OF DIRECTORS

NOMINEES

     The Board of Directors (the "Board") of the Company currently consists of six members. In accordance with the terms of the Company's Restated Certificate of Incorporation, the directors are divided into three classes. There currently are two Class I directors, two Class II directors and two Class III directors. The term of office of the two Class II directors expires at the 2000 Annual Meeting of Stockholders. Mr. Harry S. Howard, Jr., one of the Class II directors whose term expires at the 2000 Annual Meeting of Stockholders, has chosen not to stand for reelection at the 2000 Annual Meeting of Stockholders. As a result, the Company intends to reduce the size of the Board from six to five directors and to have only one director in Class II effective as of the conclusion of this year's Annual Meeting.

     The Board of Directors proposes that Mr. Fredric L. Holliger be elected to serve as the Company's Class II director for a term of three years until the Annual Meeting of Stockholders in 2003 and until his successor is elected and qualified. Mr. Holliger is currently serving as a Class II director, and a brief description of his business experience for the last five years is set forth below. UNLESS OTHERWISE INSTRUCTED, THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE FOR THE ELECTION OF SUCH NOMINEE. Mr. Holliger has consented to being named herein and has indicated his intention to serve if elected. If for any reason Mr. Holliger should become unable to serve as a director, the accompanying proxy may be voted for the election of a substitute nominee designated by the Board of Directors.

      NOMINEE                        AGE, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
      -------                        -------------------------------------------------
Fredric L. Holliger             Fredric L. Holliger, age 52, has served as a director,
                                Executive Vice President and Chief Operating Officer of the
                                Company since October 1989. Mr. Holliger joined Giant
                                Industries Arizona, Inc. ("Giant Arizona"), the Company's
                                principal wholly-owned subsidiary, as Senior Vice President, and President of the Giant Arizona refining division, in
                                February 1989, and continues to serve as a director,
                                Executive Vice President and Chief Operating Officer of
                                Giant Arizona. Mr. Holliger also has served as a director
                                and Chief Executive Officer of Phoenix Fuel Co., Inc.
                                ("Phoenix Fuel"), an industrial/commercial petroleum
                                products distributor, since it was acquired by Giant Arizona in June 1997.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ITS NOMINEE FOR DIRECTOR.

OTHER DIRECTORS AND EXECUTIVE OFFICERS

     The remaining directors and executive officers of the Company, as of March 1, 2000, are listed below:

            NAME                AGE                       POSITION                        CLASS(1)
            ----                ---                       --------                        --------
Harry S. Howard, Jr.            82     Director                                            II
                                                                                           2000
James E. Acridge                59     Chairman of the Board, President and Chief          III
                                       Executive Officer                                   2001
Richard T. Kalen, Jr.           57     Director                                            III
                                                                                           2001
Anthony J. Bernitsky, Jr.       70     Director                                            I
                                                                                           2002
F. Michael Geddes               60     Director                                            I 2002

            NAME                AGE                       POSITION                        CLASS(1)
            ----                ---                       --------                        --------
Morgan Gust                     52     Executive Vice President
Monte N. Swetnam                63     Executive Vice President, Administration and
                                       Corporate Affairs
Jack W. Keller                  55     President of the Company's Phoenix Fuel
                                       Strategic Business Unit
Philip W. Tomczyk               47     President of the Company's Retail Group
                                       Strategic Business Unit
Carl D. Shook                   61     Executive Vice President of the Company's
                                       Refining Group Strategic Business Unit
C. Leroy Crow                   49     Executive Vice President of the Company's
                                       Refining Group Strategic Business Unit
Kim H. Bullerdick               46     Vice President, Legal Department Director and
                                       Secretary
Mark B. Cox                     41     Vice President, Treasurer, Financial Officer
                                       and Assistant Secretary
Gary R. Dalke                   47     Vice President, Controller, Accounting Officer
                                       and Assistant Secretary

---------------
(1) Each director's term of office expires in the year set forth opposite his name above. The Director elected at the Annual Meeting of Stockholders shall be elected for a term of three years and will hold office until his successor has been elected and qualified. Each officer serves until his successor is chosen and qualified or until his earlier resignation or removal.

     Harry S. Howard, Jr. has served as a director of the Company since January 1992. He also serves as Chairman of the Audit Committee and as a member of the Compensation Committee. He is the retired President and Chief Operating Officer of American Can Company.

     James E. Acridge has served as Chairman of the Board of Directors, President and Chief Executive Officer of the Company since October 1989. Mr. Acridge also serves as Chairman of the Nominating Committee. Mr. Acridge started Giant Arizona in 1969. The Company was formed in 1989 in connection with the concurrent initial public offering of stock by the Company and the reorganization of Giant Arizona and Hixon Development Company ("Hixon"). As a result of the reorganization, Giant Arizona and Hixon became the principal wholly-owned subsidiaries of the Company. Subsequent to the reorganization, Hixon was renamed Giant Exploration and Production Company ("Giant E&P"). Giant E&P sold substantially all of its assets in August 1996. Mr. Acridge has served continuously as the Chairman of the Board of Directors, President and Chief Executive Officer of the Company and Giant Arizona since their formation. Since June 1997, Mr. Acridge also has served as Chairman of the Board of Phoenix Fuel.

     Richard T. Kalen, Jr. has served as a director of the Company since December 1989. Mr. Kalen also serves as Chairman of the Compensation Committee and as a member of the Audit and Nominating Committees. He has been the President and owner of Kalen & Associates, an executive search and consulting firm, since April 1988.

     Anthony J. Bernitsky has served as director of the Company since August 1996. Mr. Bernitsky also serves as a member of the Compensation Committee and the Nominating Committee. Since founding it in 1982, Mr. Bernitsky has been a co-owner, director and the President of Sandia Oil Company ("Sandia"). Mr. Bernitsky also was a founder, co-owner, officer and director of Sandia Stores, a business that was substantially the same as Sandia. Until October 1998, Sandia operated a wholesale and retail gasoline business with service stations and convenience stores located in New Mexico and on the Navajo Indian Reservation. In October 1998, Sandia leased all of its operating assets to an unrelated company then known as Sandia Acquisition Company ("SAC"). SAC subsequently was renamed Sandia Oil Company and the original Sandia Oil Company was renamed PoorBern Leasing Company. Mr. Bernitsky remains a co-owner, director and the President of PoorBern Leasing Company. Mr. Bernitsky is not an owner, officer or director of the new Sandia Oil Company. Mr. Bernitsky also is a director of the New Mexico Petroleum Marketers Association.

     F. Michael Geddes has served as a director of the Company since September 1991 and is a member of the Audit Committee and the Compensation Committee. He has been the Chairman and President of Geddes and Company, a private investment and consulting firm, since October 1978. He also serves as Chairman and Chief Executive Officer of Coe & Van Loo Consultants, Inc., an engineering and land planning firm; CVL Consultants, Inc., a corporation engaged in engineering and land planning; GS&B Holding, Inc., a holding company with ownership interests in a financial futures brokerage firm; Eagle Western Properties Company, a firm involved in real estate management, development and investment; and Athearn, Inc., a manufacturer of HO scale model trains.

     Morgan Gust has served as Executive Vice President of the Company and Giant Arizona since February 1999. From August 1990 through September 1998, Mr. Gust served in various senior management positions for the Company and Giant Arizona, including Vice President, Vice President Administration, General Counsel, and Secretary. From October 1998 until January 1999, Mr. Gust was absent from the Company. Upon returning to the Company in January 1999, Mr. Gust was part of senior management until being elected Executive Vice President by the Board of Directors of the Company on February 25, 1999.

     Monte N. Swetnam has served as Executive Vice President, Administration and Corporate Affairs of the Company and Giant Arizona since December 1998 and as Executive Vice President of Giant E&P since January 1994. From October 1997 to December 1998, Mr. Swetnam served as Vice President, Corporate Affairs for Giant Arizona. From November 1996 to October 1997, he served as Vice President, Refining Operations for Giant Arizona.

     Jack W. Keller has served as the President of the Company's Phoenix Fuel Strategic Business Unit since February 1999 and as the President of Phoenix Fuel since December 1996. From 1989 to December 1996, Mr. Keller served in various senior management roles with Phoenix Fuel, including Chief Operating Officer from 1993 to 1996 and General Manager from 1989 to 1993. From December 1997 to September 1998, Mr. Keller also served as Senior Vice President, Marketing Division of Giant Arizona.

     Philip W. Tomczyk has served as the President of the Company's Retail Group Strategic Business Unit since February 1999. From December 1997 to February 1999, Mr. Tomczyk served as Senior Vice President of Giant Arizona's Retail Division. From February 1997 to November 1997, Mr. Tomczyk provided consulting services to the Company. From August 1996 to February 1997, Mr. Tomczyk was the President of Discovery & Solutions, a strategic planning consulting firm that he founded. In May 1996, Mr. Tomczyk purchased three apartment buildings that he remodeled and continues to own and operate. From February 1992 to April 1996, Mr. Tomczyk served as a Senior Vice President of Circle K Corp. where he was responsible for gasoline, engineering, construction, real estate and mergers and acquisitions.

     Carl D. Shook has served as Executive Vice President of the Company's Refining Group Strategic Business Unit and as Executive Vice President, Refining Group of Giant Arizona since February 2000. From February 1999 to February 2000, Mr. Shook served as Senior Vice President, Engineering and Technical Services for Giant Arizona. From January 1998 to February 1999, Mr. Shook served as Vice President, Engineering and Analysis for Giant Arizona. From October 1996 until January 1998, Mr. Shook served as Vice President, Corporate Planning and Evaluation for Giant Arizona. From February 1995 until October 1996, Mr. Shook served as Senior Vice President of Refinery Operations for Giant Arizona.

     C. Leroy Crow has served as Executive Vice President of the Company's Refining Group Strategic Business Unit and as Executive Vice President, Refining Group of Giant Arizona since February 2000. From February 1999 to February 2000, Mr. Crow served as Senior Vice President, Refinery Operations and Raw Material Supply for Giant Arizona. From December 1997 to February 1999, Mr. Crow served as Senior Vice President, Operations Division for Giant Arizona. From February 1996 to December 1997, Mr. Crow served as the Vice President of Operations for Phoenix Fuel. Prior to joining Phoenix Fuel in February 1996, Mr. Crow was the General Manager of Pro Petroleum, a wholesale fuel distributor in Phoenix, Arizona, from 1993 to 1996.

     Kim H. Bullerdick has served as Vice President, Legal Department Director and Secretary of the Company and Giant Arizona since December 1998. From September 1998 to December 1998, Mr. Bullerdick served as an Assistant Secretary of the Company and Giant Arizona. Mr. Bullerdick joined Giant Arizona in June 1987 as Corporate Counsel. In August 1995, he was appointed Assistant General Counsel of Giant Arizona, and in 1998, he was appointed Associate General Counsel; Manager, Legal Department; and Manager, Regulatory Affairs.

     Mark B. Cox has served as Vice President, Treasurer, Financial Officer and Assistant Secretary of the Company and Giant Arizona since December 1998. From September 1998 to December 1998, Mr. Cox served as Treasurer and Assistant Secretary of the Company and Giant Arizona. From 1997 to September 1998, Mr. Cox served as Treasurer of the Company and Giant Arizona. From 1994 to 1997, Mr. Cox served as Assistant Treasurer of Giant Arizona.

     Gary R. Dalke has served as Vice President, Controller, Accounting Officer and Assistant Secretary of the Company and Giant Arizona since December 1998. From September 1998 to December 1998, Mr. Dalke served as an Assistant Secretary of the Company and Giant Arizona. From April 1998 to September 1998, Mr. Dalke served as Chief Information Officer of Giant Arizona, and from July 1998 to December 1998, Mr. Dalke served as the Controller for Giant Arizona. From January 1990 to July 1998, Mr. Dalke served as Chief Financial Officer of Phoenix Fuel. From January 1997 to July 1998, Mr. Dalke also was Vice President of Phoenix Fuel, and from June 1997 to September 1998, he was also Treasurer of Phoenix Fuel.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors held 11 meetings during 1999. The Board has established an Audit Committee, a Compensation Committee and a Nominating Committee. During 1999, all incumbent directors attended 75% or more of the aggregate of: (i) the total number of meetings of the Board of Directors, and
(ii) the total number of meetings held by all committees on which such director served.

     The Audit Committee of the Board of Directors is comprised of Messrs. Howard (Chairman), Geddes and Kalen. The Audit Committee, among other functions:
(i) reviews and recommends the engagement each year of the Company's independent auditors, (ii) consults with the independent auditors on the adequacy of the Company's internal controls, (iii) reviews with the independent auditors the auditors' reports on the Company's financial statements and submits such reports to the Board of Directors with the Committee's recommendations and comments, and
(iv) takes such other steps as the Committee deems necessary to carry out the normal functions of an audit committee. The Audit Committee held three meetings during 1999.

     The Compensation Committee of the Board of Directors is comprised of Messrs. Kalen (Chairman), Bernitsky, Geddes and Howard. The Compensation Committee determines the compensation of the Chief Executive Officer and Chief Operating Officer. It reviews, modifies, if necessary, and approves recommendations by the Chief Executive Officer as to the compensation of other officers and key personnel. It also establishes the Company's annual bonus plans for management each year. In addition, the Compensation Committee oversees the administration of the Company's 1989 Stock Incentive Plan, the Company's 1998 Phantom Stock Plan, and the Company's 1998 Stock Incentive Plan, as each may be amended (collectively, the "Stock Plans"), but any transaction between the Company or the Stock Plans and an executive officer of the Company that involves a grant, award or other acquisition of the Company's equity securities must be approved by the Board of Directors if Committee approval would not exempt the transaction from Section 16(b) of the Securities Exchange Act of 1934, as amended. The Compensation Committee held three meetings during 1999.

     The Nominating Committee of the Board of Directors is comprised of Messrs. Acridge (Chairman), Bernitsky and Kalen. The Nominating Committee studies and makes recommendations concerning the composition of the Board of Directors and the committees thereof, reviews the qualifications of potential candidates for director of the Company and recommends to the Board nominees for election as directors. The Nominating Committee will also consider as nominees for director persons recommended by the stockholders. Such recommendations should be sent to the Secretary of the Company not later than 120 days preceding the next Annual Meeting of Stockholders at which directors are to be elected and should include the address of the person and a brief description of his or her qualifications. The Nominating Committee did not meet during 1999, and its functions were performed as a part of a meeting of the full Board of Directors.

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company is entitled to compensation for services rendered as a board member calculated as follows: (i) $1,500 per month for each calendar month or portion thereof during which such person was a director, (ii) $1,500 for each in-person meeting and $500 for each telephonic meeting of the Board of Directors attended by such director, and
(iii) $750 for the Chairman and $500 for each member of the Board's Audit, Compensation and Nominating Committees for each in-person meeting attended by such director. In addition, all directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at Board of Directors and Committee meetings.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company who were serving as executive officers at the end of 1999 (collectively, the "named executive officers") for services rendered to the Company and its subsidiaries during the periods indicated.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                              COMPENSATION
                                                                              ------------
                                               ANNUAL COMPENSATION               AWARDS
                                      -------------------------------------   ------------
                                                                    OTHER      SECURITIES    ALL OTHER
                                                                   ANNUAL      UNDERLYING     COMPEN-
                                             SALARY     BONUS      COMPEN-      OPTIONS/      SATION
    NAME AND PRINCIPAL POSITION       YEAR   ($)(1)      ($)      SATION($)     SARS(#)       ($)(2)
    ---------------------------       ----  --------   --------   ---------   ------------   ---------
James E. Acridge                      1999  $583,044   $487,500      (3)            -0-       $4,800
  Chairman of the Board,              1998   584,231        -0-      (3)        167,401        4,800
  President and Chief Executive       1997   540,385    101,000      (3)            -0-        6,787
  Officer
Fredric L. Holliger                   1999   347,781    175,000      (3)         50,000        4,800
  Director, Executive Vice            1998   347,308        -0-      (3)         50,000(4)     4,800
  President and Chief                 1997   315,385     72,500      (3)            -0-        6,787
  Operating Officer
Morgan Gust                           1999   243,228    175,000      (3)         50,000        4,800
  Executive Vice President            1998   231,461        -0-      (3)         50,000(4)     4,800
                                      1997   232,308     59,800      (3)            -0-        6,787
Jack W. Keller(5)                     1999   170,441    180,000(6)    (3)           -0-        4,800
  President of Phoenix Fuel           1998        --         --      --              --           --
  Strategic Business Unit             1997        --         --      --              --           --
Gary R. Dalke(5)                      1999   162,614    151,000(6)    (3)           -0-        4,800
  Vice President, Controller,         1998        --         --      --              --           --
  Financial Officer and Assistant     1997        --         --      --              --           --
  Secretary

---------------
(1) Includes compensation deferred at the election of the named executive officer.

(2) The amounts disclosed in this column for 1999 represent 401(k) Company matching contributions of $4,800 for each of the named executive officers.

(3) No such compensation was paid other than perquisites and other personal benefits (including any car allowances and any amounts paid for group medical insurance premiums in excess of amounts paid generally for all salaried employees), which have not been included because their aggregate value did not meet the reporting threshold of the lesser of $50,000 or 10 percent of salary plus bonus.

(4) Cancelled in 1999 in connection with the termination of the Company's 1998 Phantom Stock Plan.

(5) Information for 1998 and 1997 is not provided because neither Mr. Keller nor Mr. Dalke was an executive officer in either of those years. Mr. Keller and Mr. Dalke both became executive officers of the Company on February 25, 1999.

(6) $90,000 of the total bonus received in 1999 by each of Mr. Keller and Mr. Dalke represent the first installment of a stay-on bonus the Company agreed to pay to Mr. Keller and Mr. Dalke in connection with the acquisition by Giant Arizona of Phoenix Fuel in 1997.

     The following table sets forth information concerning options and stock appreciation rights granted to the named executive officers in 1999.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS

                                                                                                     POTENTIAL REALIZABLE
                                                                                                       VALUE AT ASSUMED
                                        PERCENT OF                                                     ANNUAL RATES OF
                        NUMBER OF         TOTAL                                                          STOCK PRICE
                        SECURITIES     OPTIONS/SARS    EXERCISE      MARKET                            APPRECIATION FOR
                        UNDERLYING      GRANTED TO      OR BASE     PRICE ON                            OPTION TERM(4)
                       OPTIONS/SARS    EMPLOYEES IN      PRICE      DATE OF        EXPIRATION        --------------------
        NAME            GRANTED(#)     FISCAL YEAR     ($/SHARE)     GRANT            DATE             5%          10%
        ----           ------------    ------------    ---------    --------    -----------------    -------    ---------
James E. Acridge.....        -0-           N/A             N/A          N/A                   N/A       N/A          N/A
Fredric L.
  Holliger...........     25,000(1)(3)      25%         $12.00       $8.375     December 11, 2007    $8,516     $146,476
                          25,000(2)(3)      25%         $18.50       $8.375     December 11, 2007    $    0     $      0
Morgan Gust..........     25,000(1)(3)      25%         $12.00       $8.375     December 11, 2007    $8,516     $146,476
                          25,000(2)(3)      25%         $18.50       $8.375     December 11, 2007    $    0     $      0
Jack W. Keller.......        -0-           N/A             N/A          N/A                   N/A       N/A          N/A
Gary R. Dalke........        -0-           N/A             N/A          N/A                   N/A       N/A          N/A

---------------
(1) The options are exercisable at a price above the closing price of the Company's Common Stock on the date of grant (December 31, 1999). 20,000 of the options are immediately exercisable and the remaining 5,000 options vest on May 1, 2000.

(2) The options are exercisable at a price above the closing price of the Company's Common Stock on the date of grant (December 31, 1999). 10,000 of the options are immediately exercisable, 5,000 options vest on December 31, 2000 and the remaining 10,000 options vest on December 31, 2001.

(3) The options were issued by the Company to replace grants of phantom stock units previously made under the 1998 Phantom Stock Plan. The 1998 Phantom Stock Plan was terminated in 1999 to avoid the application of certain accounting rules that could have been detrimental to the Company. The option grants were made on substantially the same terms and conditions as the phantom stock unit awards that were cancelled.

(4) The 5% and 10% assumed rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

     The following table provides information on option exercises during 1999 by the named executive officers and the value of such officers' unexercised options at December 31, 1999.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                             NUMBER OF
                                                       SECURITIES UNDERLYING        VALUE OF
                                                            UNEXERCISED           UNEXERCISED
                                                             OPTIONS/             IN-THE-MONEY
                                                          SARS AT FISCAL        OPTIONS/SARS AT
                             SHARES                         YEAR-END(#)        FISCAL YEAR-END($)
                           ACQUIRED ON      VALUE          EXERCISABLE/           EXERCISABLE/
          NAME             EXERCISE(#)   REALIZED($)       UNEXERCISABLE        UNEXERCISABLE(1)
          ----             -----------   -----------   ---------------------   ------------------
James E. Acridge.........    90,714       $230,414        86,801/111,600          $ 9,375/-0-
Fredric L. Holliger......    18,143       $ 17,735        52,000/ 20,000          $ 7,500/-0-
Morgan Gust..............       -0-            -0-        55,000/ 20,000          $37,500/-0-
Jack W. Keller...........       -0-            -0-           -0-/    -0-              -0-/-0-
Gary R. Dalke............       -0-            -0-           -0-/    -0-              -0-/-0-

---------------
(1) Calculated based upon the difference between the closing market price per share for the Company's Common Stock on December 31, 1999, as reported by the New York Stock Exchange, and the exercise price.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Mr. Acridge, Mr. Holliger and Mr. Gust. These agreements currently provide for base salary at an annual rate as follows: Mr. Acridge -- $589,950, Mr. Holliger -- $351,900, and Mr. Gust -- $260,820. The amounts are subject to change during the respective terms of such agreements as the Board of Directors deems appropriate. All three employment agreements expire on December 10, 2000 and automatically extend for successive one-year periods thereafter unless notice of termination is given by the executive or the Company. Each agreement provides that the executive is entitled to participate in any discretionary bonus, stock option, profit sharing, life insurance, hospitalization and medical coverage, and such other benefit plans that may be applicable to the Company's senior executive employees.

     If, absent a change in control of the Company (as defined in the agreement), the executive's employment is terminated by reason of his death or disability (as defined in the agreement), by the Company with cause (as defined in the agreement) or by the executive with or without good reason (as defined in the agreement), the executive (or his estate or beneficiaries) is entitled to:
(i) any base salary that has accrued but not been paid as of the termination date, (ii) reimbursement for expenses incurred by the executive in accordance with applicable Company policy prior to the date of termination, (iii) any accrued and vested benefits required to be provided by the terms of any Company-sponsored benefit plans, together with any amounts required to be paid in the event of the executive's death or disability by applicable law, (iv) any discretionary bonus with respect to a prior fiscal year that has been accrued and been earned but has not been paid, (v) exercise all vested, unexercised stock options outstanding at the termination date in accordance with the plans pursuant to which such options were issued, and (vi) a right of first refusal to cause the transfer, to the extent permitted by the terms of the policies, of the ownership of all key-man life insurance policies maintained by the Company on the executive, such transfer to be at the sole cost and expense of the executive (these amounts collectively referred to as the "Termination Amounts").

     If, absent a change in control of the Company, the executive's employment is terminated by the Company without cause or the Company or the Board of Directors gives written notice to the executive of its intention not to renew the term of the employment agreement, the executive is entitled to receive: (i) the Termination Amounts, and (ii) a lump sum payment equal to his then effective full annual base salary.

     If, at any time within a three-year period following a change in control of the Company, the executive's employment is terminated by reason of the executive's death or disability, by the Company with or without cause or by the executive with good reason, or if during such three-year period the term of the agreement is not extended, the executive is entitled to: (i) the Termination Amounts except the rights related to vested stock options described in item (v) above, and (ii) a lump sum payment in an amount equal to three times the sum of
(x) the executive's then effective base salary, and (y) the average of the annual bonuses paid to the executive for the three fiscal years immediately preceding the fiscal year in which the termination occurs. In addition, all unvested stock options or other stock awards owned by the executive that would otherwise have vested after the termination date shall become fully vested and exercisable at the termination date, and the executive (or his estate or beneficiaries) shall have the right to exercise all vested, unexercised stock options or awards outstanding at the termination date (including the accelerated options and awards) in accordance with the terms (except the vesting terms with respect to the accelerated options and awards) of the plans and agreements pursuant to which such options and other awards were issued. For Federal income tax purposes, Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), may limit the deductibility to the Company of any such lump sum payment by the Company. In addition, the Code may require the executive to pay an excise tax on certain amounts in excess of the limits prescribed by the Code. Upon written request to the Company by the executive, the Company must reimburse the executive for certain amounts related to the excise tax paid by the executive.

     Mr. Keller and Mr. Dalke entered into Employment Agreements with Phoenix Fuel in connection with Giant Arizona's acquisition of Phoenix Fuel in June 1997. These agreements currently provide for base salary at an annual rate as follows: Mr. Keller -- $173,000, Mr. Dalke -- $165,000. The amounts are subject to change during the respective terms of such agreements, both of which expire in April of 2000. The agreements also provide for the payment of a stay-on bonus to each executive, payable in specified amounts over a period of time selected by the executive, which in no event can extend beyond January 1, 2001. A portion of each stay-on bonus can be paid in Common Stock of the Company at the election of the executive. Each agreement provides that the executive is entitled to participate in any employee benefits that may be adopted for the benefit of senior executives.

     If the executive's employment is terminated by reason of his death or disability (as defined in the agreement), upon expiration of the term of the agreement, for cause (as defined in the agreement) or by the executive, the executive (or his estate or beneficiaries) is entitled to: (i) any base salary that has accrued but not been paid as of the termination date, (ii) reimbursement for expenses incurred by the executive in accordance with applicable policies prior to the date of termination, (iii) any accrued and vested benefits required to be provided under applicable benefit plans and programs, together with any amounts required to be paid in the event of the executive's death or disability under applicable law, (iv) any discretionary bonus with respect to a prior fiscal year that has been accrued and been earned but has not been paid, (v) a prorated portion of the executive's stay-on bonus in the event the executive's employment is terminated by the executive's death or disability, and (vi) any portion of the executive's stay-on bonus that has accrued and been earned but has not been paid in the event the executive's employment is terminated upon expiration of the term of the agreement, for cause or by the executive (these amounts are collectively referred to as the "Keller/Dalke Termination Amounts").

     If the executive's employment is terminated without cause, the executive is entitled to receive: (i) the Keller/Dalke Termination Amounts, (ii) the executive's stay-on bonus, to be paid in the same amounts and at the same times as if the executive's employment had not been terminated, and (iii) a lump sump payment equal to any unpaid base salary to which the executive would have been entitled had he remained employed through the term of the agreement, unless the executive is released from the restrictions of a covenant not to compete that is contained in the agreement.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors makes this report on executive compensation pursuant to Item 402 of Regulation S-K. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended ("Securities Act"), or the Securities Exchange Act of 1934, as amended ("Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, this report and the total return graph which follows this report shall not be incorporated by reference into any such filings, and such information shall be entitled to the benefits provided in Item 402(a)(9) of Regulation S-K.

     The duties of the Committee include: (i) establishing the appropriate level of compensation for the Chief Executive Officer and the Chief Operating Officer,
(ii) reviewing, modifying if necessary, and approving the Chief Executive Officer's recommendations for compensation of other officers and certain key personnel, (iii) formulating and adopting annual bonus plans for management, and
(iv) overseeing the administration of the Company's 1989 Stock Incentive Plan, which plan was adopted by the Board of Directors and approved by the stockholders in 1989, the Company's 1998 Stock Incentive Plan, which plan was adopted by the Board of Directors and approved by the stockholders in 1998, and the Company's 1998 Phantom Stock Plan, which plan was adopted by the Board of Directors in 1997 to be effective in 1998 and was terminated by the Committee in 1999 (collectively, the "Stock Plans"). Although the Committee oversees the administration of the Stock Plans, any transaction between the Company or the Stock Plans and an executive officer of the Company that involves a grant, award or other acquisition of the Company's equity securities must be approved by the Board of Directors if Committee approval would not exempt the transaction from
Section 16(b) of the Exchange Act.

     Annual bonus plans generally include criteria for cash bonuses for key personnel who, by the nature and scope of their positions, significantly impact the overall results and success of the Company. The purpose of the 1989 Stock Incentive Plan is to enable the Company and its subsidiaries to obtain and retain competent personnel who will contribute to the Company's success by their ability, ingenuity and industry and to provide incentives to the participating officers and other key employees that are linked directly to increases in stockholder value. The purpose of the 1998 Stock Incentive Plan is to attract, retain and motivate officers and other key employees of and consultants to the Company and its subsidiaries and to provide such persons with incentives and rewards for superior performance linked to the profitability of the Company's business and increases in stockholder value.

     The major elements considered by the Committee in establishing executive compensation are the following:

(1) The level of compensation paid to executive officers in similar positions by other companies. To ensure that pay is competitive, the Committee, from time to time, compares the Company's total compensation and benefits packages with those of other companies in the same or similar industries or with other similar attributes such as size or capitalization. Some, but not all, of these companies are included in the S&P Industrials Index and the S&P Energy Composite Index which are used for comparative purposes in the total return graph which follows this report. Many of the companies used in such indexes are engaged in different businesses than those engaged in by the Company and almost all are larger. The Committee recognizes that the Company's asset and business mix is rather unique given the Company's relatively small size, making direct comparisons of compensation difficult. The Committee also recognizes, however, that total compensation for similar positions must be competitive to attract and retain competent employees.

(2) The individual performance of each executive officer. Individual performance includes any specific accomplishments of such executive officer, demonstration of job knowledge and skills, teamwork and demonstration of the Company's core values.

(3) The responsibility and authority of each position relative to other positions within the Company.

(4) Corporate performance and business unit performance. Corporate performance and business unit performance are evaluated both subjectively and objectively. Subjectively, the Committee discusses and makes its own determination of how the Company and each business unit performed relative to the opportunities and difficulties encountered during the year and relative to the performance of competitors and business conditions. Objectively, corporate performance and business unit performance are measured by earnings, cash flow and other financial results compared to budgeted results.

(5) Incentives for executive officers to make decisions and take actions that will increase the market value of the Company's Common Stock over the long term and that encourage such officers to remain with the Company as long-term employees.

     In the case of base salary and awards granted under the Stock Plans to executive officers, the application and weight given each of these factors is not done mechanically or quantitatively, but rather the Committee uses its discretion, best judgment and the experience of its members to examine the totality of all of the relevant factors. In exercising this discretion, the Committee believes that it tends to give greater weight to factors (1), (2), and
(3) above in fixing base salary and any merit/cost of living increase and to factor (5) in making awards under the Stock Plans. In applying factor (1), the Committee believes that total compensation does not exceed the mid-range of amounts paid to equally competent employees in similar positions at other companies, after giving effect to the fact that the Company does not have a defined benefit or actuarial pension plan while contributions by companies with such plans tend to be quite significant, and the Committee's belief that the Company has historically granted fewer stock options than appears to be the practice at other companies.

     In applying the foregoing compensation policies to the Chief Executive Officer's compensation for services rendered in 1999, the Committee authorized an increase in the Chief Executive Officer's salary of $19,950, resulting in his base salary being increased from $570,000 per year to $589,950 per year, effective May 1, 1999. The Committee authorized this increase after reviewing and considering the foregoing compensation policies, the results of an executive compensation study conducted by the Committee, and various other materials and information relating to compensation.

     In awarding cash bonus compensation for 1999 for executive officers, the Company utilized a 1999 Bonus Plan (the "Plan") for all the executive officers, as well as for most other employees, except for the Company's top three executive officers, James E. Acridge, Fredric L. Holliger and Morgan Gust. The Plan set forth guidelines to be used by the Company's Strategic Business Units ("SBU's"), and by its corporate administration groups, (the "Business Groups") to develop bonus programs that were then approved by senior management. The criteria that had to be satisfied in order for an employee to receive a bonus were recommended by each Business Group. The program developed by a Business Group was to provide for the payment of bonuses based on the satisfaction of operations, budget or earnings goals by an employee's division, location, unit, or SBU, by the Company, or by a combination of these groups. All bonus goals were to be measurable and tied to actual results. Goals for executive officers were to be tied primarily to financial performance rather than to individual performance, although individual performance could be considered. The bonus programs developed by the Business Groups, as well as the bonuses paid to employees pursuant to the programs, were approved by an Administrative Committee consisting of certain designated members of senior management. Each executive officer that was eligible for a bonus under the Plan received a bonus for services rendered to the Company in 1999. An executive officer needed to be employed by the Company on the date that the bonus was paid, which was February 16, 2000.

     With respect to Mr. Holliger and Mr. Gust, cash bonuses for 1999 were determined by considering the criteria for executive compensation set forth in the Plan, as well as the following other criteria: (i) the Company's overall performance, (ii) their individual performance and the contributions that each made to the success of the Company, (iii) the Company's accomplishments during the year, including the opening of the Flagstaff terminal, the successful avoidance of year 2000 computer problems, the construction of a number of new retail service stations and the demolition and rebuilding of two additional stores, and (iv) compensation paid to executive officers by other companies. The 1999 bonus paid to Mr. Acridge was determined by considering the compensation paid to executive officers by other companies, and reflected his value and his contributions to the Company not only during the year, but during his entire tenure as Chief Executive Officer.

     During 1999, Mr. Holliger and Mr. Gust also were awarded 50,000 stock options each under the 1998 Stock Incentive Plan. The awards were made to replace grants of phantom stock units previously made under the 1998 Phantom Stock Plan. The Committee terminated the Phantom Stock plan in 1999 in order to avoid the application of certain accounting rules that could have been detrimental to the Company. The option grants were made on substantially the same terms and conditions as the phantom stock unit awards that were canceled.

     The Company's bonus plans generally are administered as to eligible personnel other than the Chief Executive Officer and Chief Operating Officer by an Administrative Committee consisting of certain designated members of senior management, including the Chief Executive Officer and Chief Operating Officer. As to the Chief Executive Officer and Chief Operating Officer, the amount of cash bonus to be paid pursuant to a plan is determined by the Committee.

     The Committee and the Board of Directors reserve the right, in their sole discretion, to amend, modify or eliminate the annual bonus plan or its application or administration, in whole or in part, in future years. If the Committee determines to continue such a plan to future years, the elements of the plan will be adjusted to reflect the amount of earnings to be required before the plan becomes effective, the range of bonuses payable at various levels of earnings and other such matters.

     The Revenue Reconciliation Act of 1993 includes a provision limiting tax deductions for certain executive compensation in excess of $1,000,000 for each executive. The Committee understands that this limitation generally applies to all compensation otherwise deductible for tax years beginning after December 31, 1993. Qualified performance based compensation, payments made to tax qualified retirement plans and the payment of excludable fringe benefits are, however, not included in the deduction limit. In addition, compensation otherwise subject to the limit paid pursuant to a binding written contract in effect on February 17, 1993 and at all times thereafter is not subject to the deduction limit. The Committee has analyzed the impact of this tax law on the compensation policies of the Company, has determined that historically the effect of this provision on the taxes paid by the Company is not significant, and has decided for the present to not modify the compensation policies of the Company based on such tax law. The Committee will periodically reconsider its decision as circumstances dictate.

Chief Executive Officer:                            Compensation Committee:
James E. Acridge                                    Richard T. Kalen, Jr.
                                                    Anthony J. Bernitsky
                                                    Harry S. Howard, Jr.
                                                    F. Michael Geddes

            COMPARISON OF CUMULATIVE TOTAL RETURN AMONG THE COMPANY,
             S&P INDUSTRIALS INDEX, AND S&P ENERGY COMPOSITE INDEX

                        1994       1995      1996      1997      1998      1999
                        -----      ----      ----      ----      ----      ----
Giant Industries         100      167.22    193.83    266.60    133.17    118.96
S&P Industrials          100      134.59    165.55    216.90    290.00    365.04
S&P Energy Composite     100      130.77    164.47    206.00    207.10    246.45


                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information concerning the beneficial ownership of the Company's Common Stock as of March 15, 2000 (unless otherwise noted) by: (i) each director and nominee for director of the Company, (ii) each named executive officer, and (iii) all executive officers and directors of the Company as a group (15 persons). Except as otherwise indicated, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of the Company's Common Stock, except to the extent that authority is shared by spouses under applicable law. The Common Stock constitutes the only outstanding class of equity securities of the Company.

                                                     OPTIONS
                                                   EXERCISABLE
                                                    WITHIN 60                    TOTAL
                                                      DAYS                    BENEFICIALLY   PERCENT
NAME                               COMMON STOCK    OF MARCH 15    ESOP(1)        OWNED       OF CLASS
----                               ------------    -----------    -------     ------------   --------
James E. Acridge                    2,055,983(2)      86,801           0(3)    2,142,784      23.20%
Fredric L. Holliger                    23,927(4)      57,000       6,860          87,787       *
Morgan Gust                               500         60,000       4,070          64,570       *
Jack W. Keller                              0              0          19              19       *
Gary R. Dalke                               0              0          19              19       *
Anthony J. Bernitsky                   30,000(5)           0(6)        0(6)       30,000       *
F. Michael Geddes                      10,200              0(6)        0(6)       10,200       *
Harry S. Howard, Jr.                    4,500(7)           0(6)        0(6)        4,500       *
Richard T. Kalen, Jr.                     100              0(6)        0(6)          100       *
Executive Officers and Directors
  as a Group (15 Persons)           2,127,325        233,968      19,237       2,380,530      25.37%

---------------
 *  Less than 1%

(1) Shares allocated to the individual's ESOP account as of December 31, 1998, the most recent date for which information as to individual allocations is available. Each ESOP participant has the right to direct the Trustee to vote the participant's proportionate share of all shares of Company Common Stock held by the ESOP with such proportionate share being determined by multiplying the total number of shares held by the ESOP by a fraction, the numerator of which is the number of shares allocated to such participant and the denominator of which is the number of shares allocated to all participants' accounts as of the Record Date. The Trustee of the ESOP and the participants have shared dispositive power with respect to the shares allocated to a participant's account.

(2) Mr. Acridge has pledged 2,055,883 shares of his Common Stock to various lenders as security for loans, the proceeds of which were used for general purposes and not to finance the acquisition of Common Stock. Mr. Acridge retains the right to direct the voting and disposition of such shares and the right to receive all dividends, subject to standard default provisions.

    In connection with one such loan to Mr. Acridge, Mr. Acridge granted a purchase option to the lender for 144,040 shares of Company Common Stock at a price of $10.625 per share. Such option may be exercised at any time after the earliest of: (i) November 22, 1999, (ii) the Company's execution of a letter of intent, agreement or other document with respect to a transaction or series of transactions relating to a corporate reorganization or other fundamental event that would lead to the delisting of the Company's capital stock on the New York Stock Exchange, or (iii) the occurrence of an event of default under the stock pledge agreement related to the loan. In addition, if at any time Mr. Acridge tenders payment in full of all principal and accrued but unpaid interest under the loan, the lender has five (5) business days to elect, in his sole discretion, to either: (i) accept such payment and surrender his rights under the option, or (ii) exercise the option as an offset of the amounts due under the loan. If the option is not exercised within such five-day period, it expires. Unless the option expires earlier in connection with the repayment of the loan by Mr. Acridge, the option expires on November 22, 2000.

    In connection with another such loan to Mr. Acridge, Mr. Acridge granted a purchase option to the lender for 96,961 shares of Company Common Stock at a price of the lower of $12.00 per share or the average daily closing price on the New York Stock Exchange from December 30, 1999 to the date the option is exercised. Such option may be exercised at any time after the earliest of:
    (i) December 29, 2001, or (ii) the Company's execution of a letter of intent, agreement or other document with respect to a transaction or series of transactions relating to a corporate reorganization or other fundamental event that would lead to the delisting of the Company's capital stock on the New York Stock Exchange. In addition, if at any time Mr. Acridge tenders payment in full of all principal and accrued but unpaid interest under the loan, the lender has five (5) business days to elect, in his sole discretion, to either: (i) accept such payment and surrender his rights under the option, or (ii) exercise the option as an offset of the amounts due under the loan. If the option is not exercised within such five-day period, it expires. Unless the option expires earlier in connection with the repayment of the loan by Mr. Acridge, the option expires on December 29, 2001.

(3) As of December 31, 1998, Mr. Acridge had 172,055 Shares allocated to his ESOP account. Such Shares were distributed to Mr. Acridge on December 9, 1999, in accordance with the terms of the ESOP.

(4) Includes 1,000 shares of Common Stock owned by Mr. Holliger's minor child as to which Mr. Holliger disclaims beneficial ownership.

(5) Shares are held in a living trust where Mr. Bernitsky and his spouse are settlors, co-trustees and beneficiaries.

(6) To date, non-employee directors have not participated in the Company's stock incentive plans or the ESOP.

(7) Shares are held in a living trust where Mr. Howard and his spouse are settlors, co-trustees and beneficiaries.

                      SHARES OWNED BY CERTAIN SHAREHOLDERS

     The following table sets forth information concerning the beneficial ownership of the Company's Common Stock as of March 15, 2000 (unless otherwise noted) by each stockholder who is known by the Company to own beneficially in excess of 5% of the Company's outstanding Common Stock. Except as set forth below, no other person or entity is known by the Company to beneficially own more than 5% of its outstanding Common Stock.

                                                          AMOUNT AND NATURE
NAME AND ADDRESS                                            OF BENEFICIAL        PERCENT
OF BENEFICIAL OWNERS                                          OWNERSHIP          OF CLASS
--------------------                                      -----------------      --------
James E. Acridge(1)
23733 N. Scottsdale Road
Scottsdale, Arizona 85255                                     2,142,784           23.20%
Wells Fargo Bank, N.A.(2)
as Trustee of Giant Industries, Inc.
Employee Stock Ownership Plan
343 Sansome Street, 3rd Floor
San Francisco, California 94163                               1,339,932           12.84%
Mellon Financial Corporation(3)
One Mellon Center
Pittsburgh, Pennsylvania 15258                                  850,900            8.15%
Dimensional Fund Advisors Inc.(4)
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401                                  811,900            7.78%
DePrince, Race & Zollo, Inc.(5)
201 S. Orange Avenue, Suite 850
Orlando, Florida 32801                                          627,800            6.02%

---------------
(1) The nature of the beneficial ownership of the shares held by Mr. Acridge is described in more detail on page 14 hereof in the table regarding Security Ownership of Management.

(2)Such shares and percent of class are as reported on a Schedule 13G, dated February 29, 2000, filed by Wells Fargo & Company ("WFC"). The Schedule 13G states that WFC is filing the Schedule 13G on behalf of certain of its subsidiaries, including Wells Fargo Bank, N.A. The total reported includes the shares of Common Stock allocated to the accounts of the named executive officers and the executive officers and directors as a group in the table regarding Security Ownership of Management on page 14 hereof.

(3) Such shares and percent of class are as reported on a Schedule 13G, dated January 21, 2000, filed by Mellon Financial Corporation ("Mellon") and certain of its direct and indirect subsidiaries. The Schedule 13G states that Mellon has sole voting power as to 841,000 shares of the Company's Common Stock and sole dispositive power as to 850,900 shares of the Company's Common Stock. The Schedule 13G also states that of those shares, Boston Group Holdings, Inc. and The Boston Company, Inc. have sole voting power as to 611,100 shares of the Company's Common Stock and sole dispositive power as to 621,000 shares of the Company's Common Stock.

(4) Such shares and percent of class are as reported on a Schedule 13G, dated February 11, 2000, filed by Dimensional Fund Advisors Inc. ("Dimensional"). The Schedule 13G states that Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, the "Funds"). The Schedule 13G further states that in its role as investment advisor or manager, Dimensional possesses both voting and/or investment power over the Company's Common Stock owned by the Funds. The Schedule 13G states that all the Company's Common Stock reported in the Schedule 13G is owned by the Funds, and that Dimensional disclaims beneficial ownership of such securities.

(5) Such shares and percent of class are as reported on a Schedule 13G, dated February 10, 2000, filed by DePrince, Race & Zollo, Inc.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of Forms 3 and 4 and any amendments thereto furnished to the Company during 1999, and Forms 5 and any amendments thereto furnished to the Company with respect to 1999, or written representations that no Forms 5 were required, the Company believes that each person who at any time during 1999 was a director, officer, or greater than 10 percent beneficial owner filed on a timely basis reports required by Section 16(a) during 1999 and prior fiscal years, except that one Form 4, reporting the granting of a derivative security by James E. Acridge, was not filed on a timely basis.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Kalen, Howard and Bernitsky served on the Compensation Committee throughout 1999. Mr. Geddes was elected to the Compensation Committee by the Board on May 6, 1999. No member of the Committee was an officer or employee or former officer or employee of the Company or any of its subsidiaries. During 1999, there were no relationships required to be disclosed pursuant to Item 402(j)(3) of Regulation S-K.

                              CERTAIN TRANSACTIONS

     Giant Arizona leases approximately 46,467 square feet of land used as a service station site in a shopping center immediately adjacent to the Company's headquarters owned by a partnership controlled by Mr. Acridge, the Company's Chairman and Chief Executive Officer. The original 1991 lease agreement established a base rent of $6,875 per month, subject to adjustment upwards every five years based on changes in the Consumer Price Index, for an initial lease term of 10 years with four renewal options of five years each. The rent currently is $7,887 per month. Giant Arizona and the partnership each have a right of first refusal upon any sale of the site or the service station, respectively, during the lease term. During 1999, Giant Arizona paid $110,092 as rent, rental taxes, and common area maintenance expenses under the terms of the lease.

     The partnership described above rents approximately 3,900 square feet of excess office space from Giant Arizona in the Company's headquarters building. The partnership pays annual rent of $17.75 per square foot. The rental arrangement is cancelable by either party on thirty (30) days' prior written notice. During 1999, the partnership paid Giant Arizona $70,540 as rent under the terms of the lease.

     Giant Arizona leases approximately 5,590 square feet of office space in an office building owned by a limited liability company controlled by Mr. Acridge. Giant Arizona currently pays annual rent of $20.45 per square foot. The rent is subject to adjustment annually based on changes in the Consumer Price Index. The initial term of the lease is for five years with one option to renew for an additional five years. During 1999, Giant Arizona paid $164,199 as rent, rental taxes, and common area maintenance expenses under the terms of the lease.

     In addition to the above described space, Giant Arizona leases approximately 8,176 square feet of additional office space from the limited liability company described above. Pursuant, however, to a sublease between Giant Arizona and a separate limited liability company controlled by Mr. Acridge, Giant Arizona subleases the space to such entity for use as an inn. The initial term for each of the lease and the sublease is for five years with one option to renew for an additional five years, and the rent under each currently is $20.45 per square foot. The rent is subject to adjustment annually based on changes in the Consumer Price Index. All amounts due from Giant Arizona to the lessor under the lease are paid to the lessor by the sublessee under the terms of the sublease. The sublease provides that Giant Arizona may terminate the sublease at any time upon 120 days prior written notice.

     In July 1999, a subsidiary of the Company assumed the obligations of a limited liability company controlled by Mr. Acridge as lessee under a ground lease for a parcel of land in Santa Fe, New Mexico. The initial term of the lease is for 20 years with four renewal options of five years each. The current base rent is $144,000 per year and is subject to adjustment upwards every three years based on changes in the Consumer Price Index. In connection with the assumption of the lease obligations by the subsidiary, the original lessee was released from its obligations under the lease and Mr. Acridge was released from a personal guaranty he made on behalf of the original lessee. In connection with the assumption of the lease, the subsidiary paid the original lessee $244,959, the net amount invested in the property by the original lessee to the date of assignment.

     During August 1999, the Company repurchased 440,000 shares of its Common Stock under its stock repurchase program from Mr. Acridge for $4,950,000 or $11.25 per share. The per share price paid for the shares was at a discount to the then current fair market value.

     The Company believes that the foregoing transactions are fair to the Company and its subsidiaries, and are in the best interests of the Company and its subsidiaries. It is the policy of the Board of Directors to review all related party transactions at least once a year.

                           INDEBTEDNESS OF MANAGEMENT

     In September 1998, the Company made an unsecured loan to Mr. Acridge, the Company's Chairman of the Board, President and Chief Executive Officer, in the original principal amount of $4,000,000. The loan bore interest at the rate of the prime rate published in the Western Edition of the Wall Street Journal on September 17, 1998 (the "Prime Rate") plus 2%. The loan and all accrued interest was due in one lump sum on December 23, 1999. The purpose of the loan was to, among other things, provide Mr. Acridge with additional liquidity in connection with outstanding loans secured by the Company's Common Stock owned by Mr. Acridge.

     On December 23, 1998, the terms of the loan were modified at the request of Mr. Acridge. The principal amount outstanding was increased to $5,000,000, the interest rate was increased to the Prime Rate plus 3%, and the maturity date was extended to February 28, 2001. In addition, Mr. Acridge agreed to pay all interest accrued through December 31, 1998, and to make semi-annual interest only payments thereafter.

     On March 1, 2000, the Board approved a further modification of the terms of the loan. The revised terms provide that all principal and interest, including interest that would otherwise have been payable on December 31, 1999, is fully due and payable on February 28, 2001. In return for agreeing to the revised terms, the Company received a pledge by an entity controlled by Mr. Acridge of an equity interest in an entity that owns certain real property. The largest principal amount outstanding under the loan during 1999 was, and the currently outstanding principal amount under the loan is, $5,000,000.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed Deloitte & Touche LLP as independent auditors for the Company for the year ending December 31, 2000, subject to final approval of the Audit Committee and ratification by the Stockholders at the Annual Meeting. Deloitte & Touche LLP served as independent auditors for the Company for the year ended December 31, 1999. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if they so desire and to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

                            STOCKHOLDERS' PROPOSALS

     The Company welcomes comments or suggestions from its stockholders. In the event that a stockholder desires to have a proposal formally considered at the 2001 Annual Meeting of Stockholders, and evaluated by the Board for inclusion in the Proxy Statement for that meeting, the proposal must be received in writing by the Secretary of the Company at the address set forth on the first page hereof on or before November 30, 2000.

     In the event that a stockholder desires to present a proposal at the Company's 2001 Annual Meeting without seeking to have the proposal included in the Company's Proxy Statement, Company proxies will not be allowed to use their discretionary voting authority in connection with the proposal if the stockholder provides a written statement to the Company that the stockholder intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company's voting shares required under applicable law to carry the proposal. The statement must be provided to the Company within the time period specified in the Company's Bylaws for the receipt of stockholder notices. The Company's Bylaws provide that notice of a stockholder proposal must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the Annual Meeting, provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Company must set forth as to each matter the stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either the Amended and Restated Certificate of Incorporation or By-Laws of the Company, the language of the proposed amendment, (ii) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by such stockholder, and (iv) any material interest of such stockholder in such business. The stockholder must include the statement in the stockholder's filed proxy materials. Immediately after the stockholder solicits the percentage of stockholders required to carry the proposal, the stockholder must also provide the Company with a statement from a solicitor or other person with knowledge confirming that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company's voting shares required under applicable law to carry the proposal. All statements should be sent in writing to the Secretary of the Company at the address set forth on the first page hereof.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters to be presented at the Annual Meeting. If any other matter proper for action at the Annual Meeting should be properly presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the Annual Meeting should be presented, the holders of the proxy will vote against consideration thereof or action thereon.

                                          By Order of the Board of Directors

                                          /s/ Kim H. Bullerdick

                                          Kim H. Bullerdick
                                          Secretary, Vice President
                                          and Legal Department Director

Scottsdale, Arizona
March 29, 2000

PROXY                        GIANT INDUSTRIES, INC.                        PROXY
                          23733 NORTH SCOTTSDALE ROAD
                           SCOTTSDALE, ARIZONA 85255

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF GIANT INDUSTRIES, INC.

  Gary R. Dalke, Mark B. Cox, and Kim H. Bullerdick, and each of them, are appointed proxies, with full power of substitution, to vote all of the stock of the undersigned shown on the reverse side hereof at the Annual Meeting of Stockholders of Giant Industries, Inc., to be held on Thursday, May 11, 2000, or at any postponement or adjournment thereof, with the same effect as if the undersigned were present and voting the stock on all matters set forth in the Notice of Annual Meeting of Stockholders, dated March 29, 2000, and the Proxy Statement, dated March 29, 2000, as directed on the reverse side hereof.

  This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. UNLESS OTHERWISE DIRECTED, OR IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEE IN ITEM 1, FOR ITEM 2 AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES OR ANY OF THEM ON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

         PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY
                       IN THE ENCLOSED PREPAID ENVELOPE.

                 (Continued and to be signed on the other side.)

                             GIANT INDUSTRIES, INC.

     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE LISTED BELOW AND FOR ITEM 2.

  1. Election of Director -- Nominee: Fredric L. Holliger

[ ]   FOR                                               [ ]   WITHHOLD

  2. Ratification of the appointment of Deloitte & Touche LLP by the Board of Directors as the independent auditors of the Company and its subsidiaries for the fiscal year ending December 31, 2000.

              [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

  3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

          The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement.

        Dated:, 2000                          Signature(s)
                                              ----------------------------------

                                              ----------------------------------

                                              Please date and sign EXACTLY as
                                              your name or names appear herein.
                                              Persons signing in a fiduciary
                                              capacity or as corporate officers
                                              should so indicate.

                              FOLD AND DETACH HERE

                            YOUR VOTE IS IMPORTANT.

        PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY
                       IN THE ENCLOSED PREPAID ENVELOPE.